EXHIBIT 10.11

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                      LOAN AND AIRCRAFT SECURITY AGREEMENT

                                   Dated as of

                                November 12, 2002

                                     between

                              JUNO INDUSTRIES, INC.
                            (d/b/a HUGHES AVIATION),
                                    Customer,
                                       and

                          SUNTRUST LEASING CORPORATION,
                                     Lender,

                                  CESSNA 560XL
                 M/S No. 560-5119, FAA Registration Mark N357WC

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                                TABLE OF CONTENTS

Section 1. Amount and Terms of Loan...........................................1

   1.1 Commitment.............................................................1
   1.2 The Note...............................................................1
   1.3 Prepayment.............................................................1
   1.4 Use of Proceeds........................................................1
   1.5 Guaranty...............................................................1

Section 2. Conditions of Borrowing............................................1

Section 3. Representations and Warranties.....................................2

Section 4. Covenants..........................................................4

   4.1 Notices; Financial Information; and Further Assurances.................4
   4.2 Laws: Obligations: Operations..........................................4
   4.3 No Disposition of Collateral or Liens; Title and Security Interest.....5
   4.4 Use of Aircraft; Maintenance; Identification...........................6
   4.5 Insurance..............................................................6
   4.6 Reports, etc...........................................................7
   4.7 Event of Loss..........................................................7

Section 5. Security Interest..................................................8

   5.1 Grant of Security Interest.............................................8
   5.2 Lender Appointed as Attorney-in-Fact...................................8

Section 6. Events of Default..................................................8

Section 7. Remedies..........................................................10

   7.1 Termination of Commitment.............................................10
   7.2 Additional Remedies...................................................10

Section 8. Miscellaneous.....................................................11

   8.1 No Waiver: Cumulative Remedies........................................11
   8.2 Notices...............................................................11
   8.3 Payment of Expenses and Taxes: Performance by Lender of
       Customer's Obligations................................................12
   8.4 Disclaimer............................................................12
   8.5 Construction of this Agreement and Related Matters....................13
   8.6 Jurisdiction..........................................................13
   8.7 Jury Waiver...........................................................13

Exhibit A
Annex A
Annex B
Exhibit 3(j)


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                      LOAN AND AIRCRAFT SECURITY AGREEMENT

      THIS LOAN AND AIRCRAFT SECURITY AGREEMENT (this "Agreement") is dated as of the 12th day of November, 2002, by and between JUNO INDUSTRIES, INC. (d/b/a HUGHES AVIATION), a Florida corporation ("Customer"), and SUNTRUST LEASING CORPORATION, a Virginia corporation ("Lender").

      In consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Exhibit A attached hereto and made a part hereof.

Section 1. Amount and Terms of Loan.

      1.1 Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan to Customer in the principal amount of $7,700,000.00 (the "Loan").

      1.2 The Note. The Loan shall be evidenced by a Promissory Note dated as of the date hereof, payable by Customer to the order of Lender in the original principal amount of the Loan (the "Note"). The Loan, together with interest thereon at the rate set forth in the Note, shall be repaid at the times and in the manner set forth in the Note.

      1.3 Prepayment. The Note may be prepaid only in the manner and subject to terms and conditions of the Note and, if applicable, Section 4.7 hereof.

      1.4 Use of Proceeds. Customer shall use the proceeds of the Loan to finance or refinance the costs of the acquisition of the Aircraft and for no other purpose.

      1.5 Guaranty. The obligations of Customer under this Agreement, the Note and the other Loan Documents shall be guaranteed by Hughes Supply, Inc. ("Guarantor") pursuant to a Guaranty dated as of the date hereof by Guarantor in favor of Lender (the "Guaranty").

Section 2. Conditions of Borrowing.

      Lender's obligation to make the Loan shall be both subject to and conditioned upon all of the following conditions being satisfied:

            (a) Lender shall have received all of the following in form and substance satisfactory to Lender: (i) this Agreement, the Note, and the other Loan Documents duly executed by Customer; (ii) the Guaranty duly executed by Guarantor; (iii) a copy of the warranty bill of sale conveying the Aircraft to Customer; (iv) certificates executed by the secretary or other authorized representative of Customer and Guarantor certifying: (A) that the execution, delivery and performance of this Agreement and the other Loan Documents and the entrance by Customer and Guarantor into the transactions contemplated hereby and thereby have been authorized and (B) the names of the Persons authorized to execute and deliver such documents on behalf of Customer and Guarantor together with specimen signatures of such Persons; (v) the written opinion of counsel to Customer and Guarantor addressed to Lender, as to such matters incident to the transactions contemplated by this Agreement as Lender may reasonably request;
(vi) a certified copy of the Standard Airworthiness Certificate (AC Form 8100-2) issued by the FAA for the Aircraft; (vii) an insurance certificate evidencing that the Aircraft is insured in accordance with the provisions of this Agreement; (viii) certificate(s) of good standing for Customer and Guarantor from the states of their incorporation and the state where the Aircraft is primarily hangared and where the chief executive offices and principal places of business of Customer and Guarantor are located; (ix) aircraft purchase agreement dated November 12, 2002, between Customer and Transcontinental Gas Pipe Line

Corporation; and (x) all such other documents, agreements or instruments reasonably requested by Lender;

            (b) receipt by Lender of lien searches in the jurisdiction of Customer's organization, and each jurisdiction in which the Aircraft or other Collateral and/or Customer's chief executive office is located; and UCC financing statements, fixture filings, real property waivers, and all other filings and recordings, in each case, as required by Lender (all of which Customer hereby authorizes Lender to file);

            (c) evidence that FAA Counsel has received in escrow: (i) the executed FAA Aircraft Bill of Sale (AC Form 8050-2) in the name of Customer;
(ii) the executed FAA Aircraft Registration Application (AC Form 8050-1) in the name of Customer (except for the pink copy, which shall be available to be placed on the Aircraft upon acceptance thereof); (iii) executed releases in form and substance satisfactory to FAA Counsel of any Liens on the Aircraft; (iv) such other documents as are necessary, in the opinion of Lender's counsel and/or FAA Counsel to vest good title to the Aircraft in the name of Customer; and (v) executed duplicates of this Agreement, all the foregoing being in proper form for filing with the FAA;

            (d) Lender shall have received an opinion of FAA Counsel, in form and substance satisfactory to Lender, that on the records of the aircraft registry of the FAA (i) the Airframe is registered in the name of Customer, (ii) the Aircraft (including, without limitation, the Airframe and Engines) is free and clear of all Liens of record with the FAA, except as created by this Agreement, and (iii) this Agreement creates a duly perfected security interest in the Aircraft in favor of Lender;

            (e) the Aircraft shall have been duly delivered to and accepted by Customer, and Lender shall be satisfied that the cost of the Aircraft (as specified on the invoices issued with respect to the Aircraft) has been, or concurrently with the making of the Loan will be, fully paid;

            (f) No material adverse change in the financial condition of either Customer or Guarantor has occurred since July 31, 2002; and

            (g) the representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of the making of the Loan with the same effect as if made on and as of such date.

Section 3. Representations and Warranties.

      In order to induce Lender to enter into this Agreement and to make the Loan herein provided for, Customer represents and warrants to Lender that:

      (a) Customer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, Customer's organizational identification number is P96000072506, and Customer's exact legal name is as set forth in the preamble of this Agreement, (ii) has the necessary authority and power to own and operate the Aircraft and its other assets and to transact the business in which it is engaged; (iii) is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or operation of its assets requires such qualification; (iv) is a "citizen of the United States" within the meaning of the Federal Aviation Act; and (v) has full power, authority and legal right to execute and deliver this Agreement, the Note and the other Loan Documents, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the assignment and security interest created by this Agreement;

      (b) no consent of any other party (including any stockholders, trustees or holders of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Customer of this Agreement, the Note and the other Loan Documents, or the validity or enforceability of this Agreement, the Note and the other Loan Documents,


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

except recordation of this Agreement with the FAA and the filing of UCC financing statements in the appropriate recording offices, which shall have been duly effected as of the date hereof;

      (c) the execution, delivery and performance by Customer of this Agreement, the Note and the other Loan Documents do not and shall not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or by-laws of Customer and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Customer is a party or which purports to be binding upon Customer or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Customer other than the security interests intended to be created hereby;

      (d) this Agreement, the Note and the other Loan Documents have been duly authorized, executed and delivered by Customer and constitute the legal, valid and binding obligations of Customer enforceable in accordance with their respective terms (including, without limitation, the grant of security interest in this Agreement);

      (e) there is no action, suit, investigation or proceeding pending or to its knowledge threatened against or affecting Customer or any of its assets and there is no dispute known to it between Customer and any governmental regulatory body or other Person which (i) involves the Aircraft or any of the transactions contemplated by this Agreement and the other Loan Documents; or (ii) if adversely determined, could have an adverse effect upon the transactions contemplated by this Agreement and the other Loan Documents or a material adverse effect on the business, operations or financial condition of Customer (collectively, a "Proceeding");

      (f) Customer has good and marketable title, and all necessary rights in and to the Aircraft subject to no Liens except the security interest created hereby in favor of Lender, Lender has a legal, valid and continuing purchase money or other first priority security interest in the Collateral, free and clear of all other Liens, and all filings, recordings or other actions necessary or desirable in order to establish, protect and perfect such security interest (including, the filing of this Agreement with the FAA) have been duly effected, and all taxes, fees and other charges in connection therewith have been duly paid;

      (g) Customer is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Customer is a party or which purports to be binding upon Customer or upon any of its assets;

      (h) all financial statements of Guarantor, copies of which have been heretofore delivered to Lender, are complete and correct, have been prepared in accordance with GAAP, and present fairly the financial position of Guarantor as at the date thereof and the results of its operations for the period ended on said date and there has been no material adverse change in the financial condition, business or operations of Guarantor since the date thereof;

      (i) Customer has filed all Federal, state and local income tax returns that are required to be filed, and has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due (other than those the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with GAAP have been provided on its books), and Customer does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith;

      (j) within the previous six (6) years Customer has not changed its name, done business under any other names, changed its chief place of business from its present location or merged or been the surviving entity of any merger, except as disclosed on Annex 3(j) attached hereto (if any); and

      (k) each of the Engines has 750 or more rated take-off horsepower or the equivalent of such horsepower.


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      Customer hereby acknowledges, agrees and certifies that (a) the Aircraft as set forth and described in Annex A hereto is in Customer's possession, has been inspected by Customer to its complete satisfaction, has been found to be in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Customer and suitable for Customer's purposes, and is, as of the date hereof, unconditionally, irrevocably and fully accepted by Customer; and (b) all of the avionics set forth on Schedule A to Annex A hereto are on board the Aircraft and are in proper working condition.

Section 4. Covenants.

      Customer covenants and agrees that from and after the date hereof and so long as the Note is outstanding:

      4.1 Notices; Financial Information; and Further Assurances. Customer will:

            (a) promptly give written notice to Lender of (i) the occurrence of any Event of Default or any event that with notice, with lapse of time and/or with any further condition, event or act would constitute an Event of Default (a "Default"); (ii) the occurrence of any Event of Loss; and (iii) the commencement or threat of any Proceeding; and (iv) any contemplated change in the name, address, or jurisdiction of organization of Customer;

            (b) furnish to Lender (i) as soon as available, but in any event not later than 120 days after the end of each fiscal year of Guarantor, a balance sheet of Guarantor as at the end of such fiscal year, and statements of income and changes in financial position of Guarantor for such fiscal year, all in reasonable detail, prepared in accordance with GAAP and certified by independent certified public accountants of recognized standing selected by Guarantor (which shall be a firm acceptable to Lender), and (ii) promptly, such additional financial and other information as Lender may from time to time reasonably request; and

            (c) promptly, at its sole expense, execute and deliver to Lender such further instruments, UCC and FAA filings and other documents, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby. Customer hereby authorizes Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing without the signature of Customer thereto. Customer will pay, or reimburse Lender for, any and all fees, taxes, insurance premiums, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of the Collateral and Lender's first priority and only security interest therein.

      4.2 Laws: Obligations: Operations. Customer will:

            (a) duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business, the Aircraft, and to its properties or assets;

            (b) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits that are necessary to the proper conduct of its business;

            (c) remain a "citizen of the United States" within the meaning of the Federal Aviation Act;

            (d) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith required with respect to the performance of its obligations under this Agreement and the operation of the Aircraft and its business;


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            (e) cause the Aircraft to remain duly registered, in its name, under the Federal Aviation Act;

            (f) maintain all Records to be maintained with respect to the Aircraft;

            (g) not (i) enter into any transaction of merger or consolidation,
(ii) liquidate or dissolve, (iii) sell or otherwise dispose of all or any substantial portion of its assets, (iv) change its name or the form of organization of its business, and (v) without thirty (30) days' prior written notice to Lender, change its chief place of business;

            (h) permit Lender or its authorized representative at any reasonable time or times to inspect the Aircraft, the Records maintained with respect thereto; and

            (i) attach to the Aircraft a notice satisfactory to Lender disclosing Lender's security interest in the Aircraft.

      4.3 No Disposition of Collateral or Liens; Title and Security Interest. Customer will not (a) sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any Collateral or attempt or offer to do any of the foregoing, or (b) create, assume or suffer to exist any Lien upon the Collateral, except for the security interest created hereby. Customer will warrant and defend its good and marketable title to the Aircraft and Lender's first and only perfected security interest in the Collateral, against all claims and demands whatsoever.

      Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Customer may lease the Aircraft pursuant to the following terms and conditions:

            (a) Any lease shall provide that it shall terminate, or be canceled, at the option of Lender, upon the occurrence of an Event of Default.

            (b) Any lease shall be a true lease and not a grant of a "security interest" as such term is used in Section 1-201 (37) of the UCC.

            (c) Customer shall deliver to Lender a fully executed copy of any lease, which is, and will be, the only copy of such lease marked "Secured Party's Original." All copies of such lease shall bear the following legend: "To the extent, if any, this instrument constitutes chattel paper under the UCC, no security interest herein may be created through the transfer and/or possession of any counterpart other than the counterpart marked 'Secured Party's Original.'" All copies of such lease, other than the "Secured Party's Original" shall bear the following legend: "'Copy.' No interest herein may be created in the aircraft subject hereto through the transfer and/or possession hereof."

            (d) Any lease shall be expressly, and at all times remain, subject and subordinate to this Agreement and the rights of Lender hereunder and under the other Loan Documents and in and to the Aircraft.

            (e) Customer shall cause a copy of any lease to be placed on board the Aircraft to the extent required by applicable law.

            (f) In no event shall any lease (i) permit any subleasing, management, chartering or other disposition of the Aircraft, (ii) contain provisions that are inconsistent with the provisions of this Agreement or cause Customer to breach any of its representations, warranties or agreements under this Agreement or the other Loan Documents, or (iii) permit any de-registration of the Aircraft from the FAA registry or registration of the Aircraft in the registry of the aviation authority or other governmental authority of any other nation.

            (g) With respect to any lease, Customer shall deliver to Lender a Consent to Lease and Assignment, in form and substance satisfactory to Lender, duly executed and delivered by Customer


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and the lessee of such lease. Customer shall also deliver to Lender any other consents and/or acknowledgments duly executed and in form and substance satisfactory to Lender, along with such other instruments (including, without limitation, FAA recording documents and UCC financing statements) as Lender may reasonably require and shall take such other actions as are deemed reasonably necessary or desirable by Lender to effect the terms and conditions of this Section and maintain the perfection and priority of Lender's Lien on the Aircraft.

      No such leasing by Customer, will reduce any of the obligations of Customer hereunder or the rights of Lender hereunder or under any of the other Loan Documents, and all of the obligations of Customer hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

      4.4 Use of Aircraft; Maintenance; Identification. Except as expressly permitted by the following sentence, Customer will not permit the Aircraft to be used, operated or located outside the continental United States nor change its principal base from Orlando Executive Airport, 467 N. Herndon Avenue, Orlando, Florida 32803. Notwithstanding the foregoing, Lender agrees that the Aircraft may be flown temporarily to any country in the world in connection with the conduct of Customer's business; provided, however, that in no event may the Aircraft temporarily fly, be operated, used or located in, to or over any such country or area (1) that is excluded from coverage by any insurance policy in effect with respect to the Aircraft or by any insurance policy required by the terms hereof or any country or area not specifically and fully covered by such insurance; or (2) in a recognized or threatened area of hostility unless fully covered to Lender's satisfaction by hull, political, expropriation, hijacking and war risk insurance. Customer further agrees that it shall not operate the Aircraft, or permit the Aircraft to be operated, in any manner unless the insurance coverages set forth herein are in full force and effect. Customer will operate or cause the Aircraft to be operated in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto, and will cause the Aircraft to be operated in compliance with the requirements of the insurance policies required herein and in accordance with the manufacturer's or supplier's instructions or manuals and only by competent, duly qualified and certified personnel.

      Customer will, at its own expense, maintain, service, repair, overhaul and test the Aircraft and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved at a level that is the higher of (i) its value, condition and operating efficiency when delivered to Customer, reasonable wear and tear excepted, or (ii) the level required by any governmental authority having jurisdiction with respect thereto, and, in any case, the level necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act, or as shall be required by any and all applicable FAA Airworthiness Directives and Service Bulletins. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become part of the Aircraft and subject to the security interest created by this Agreement.

      Customer will not make or authorize any improvement, change, addition or alteration to the Aircraft if it will impair the originally intended function or use of the Aircraft, impair the value of the Aircraft as it existed immediately prior thereto, or violate any applicable industry standard or governmental law, rule, regulation or standard; and any Part, mechanism, device or replacement added to the Aircraft in connection therewith shall immediately, without further act, become part of the Aircraft and subject to the security interest created by this Agreement.

      4.5 Insurance.

            (a) Customer agrees to maintain at all times, at its own cost and expense, with insurers of recognized responsibility reasonably satisfactory to Lender (but in no event having an A.M. Best or comparable agency rating of less than "A-"):

                  (i) (A) comprehensive aircraft and general liability insurance against bodily injury or property damage claims including, without limitation, contractual liability, premises damage, public


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liability, death and property damage liability, public and passenger legal liability coverage, and sudden accident pollution coverage, in an amount not less than $50,000,000.00 for each single occurrence, (B) personal injury liability in an amount not less than $25,000,000.00, and (C) such other property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft as is of the type and in the amounts usually carried by companies engaged in the same or a similar business as Customer, similarly situated with Customer, and owning or operating similar aircraft and engines, and that covers risks of the kind customarily insured against by such companies,

                  (ii) "all-risk" ground, taxiing, and flight hull insurance on an agreed-value basis, covering the Aircraft, provided that such insurance shall at all times be in an amount not less than 105% of the unpaid principal amount of the Note, including all accrued interest, late charges and any prepayment penalty (each such amount re-determined as of each anniversary of the date hereof for the next succeeding year throughout the term of this Agreement).

                  (iii) war risk and allied perils (including confiscation, appropriation, expropriation, terrorism and hijacking insurance) in the amounts required in paragraphs (a) and (b), as applicable.

            (b) Any policies of insurance carried in accordance with this Section and any policies taken out in substitution or replacement or any such policies (i) shall be amended to name Lender as the additional insured under any liability policies, (ii) with respect to insurance carried in accordance with
Section 4.5(a)(ii) above, shall provide that any amount(s) payable thereunder shall be paid directly to Lender as sole loss payee, except (so long as (A) no Event of Loss has occurred and (B) no Event of Default has occurred and is continuing) for amounts less than $500,000 which shall be paid to Customer,
(iii) shall provide that any cancellation, lapse or substantial change in scope or amount or other terms of any of the coverage required hereunder shall not be effective as to Lender until the thirtieth (30th) day following receipt by Lender of written notice by such insurer of such cancellation, lapse or change,
(iv) shall provide that the insurance shall not be invalidated as to Lender by any action or inaction of Customer or any other Person (other than Lender) and regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Customer or any other Person (other than Lender), (v) shall be primary insurance, not subject to any co-insurance clause and without right of contribution from any other insurance,
(vi) shall provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured or loss payee, and (vii) shall waive (A) any right of such insurer to any setoff, counterclaim or other deduction, by attachment or otherwise in respect of Lender or Customer and (B) any rights of subrogation against Secured Party. All of the coverages required herein shall be in full force and effect worldwide throughout any geographical areas to, in or over which the Aircraft is operated.

      4.6 Reports, etc. Annually on the anniversary of the date hereof, Customer shall furnish to Lender an insurance certificate evidencing that Customer has obtained the insurance coverages required hereby for the twelve (12) month period commencing from and after such anniversary date, and if Lender shall so request, a copy of each applicable policy. Customer will also advise Lender in writing at least thirty (30) days prior to the expiration or termination date of any insurance carried and maintained on or with respect to the Aircraft pursuant to this Section. In the event Customer shall fail to maintain insurance as herein provided, Lender may, at its option, provide such insurance, and Customer shall, upon demand, reimburse Lender for the cost thereof, together with interest at the Default Rate (as defined in the Note) from the date of payment through the date of reimbursement.

      4.7 Event of Loss. In the event that the Aircraft shall suffer an Event of Loss, Customer shall pay, on the earlier of (i) the date Customer receives all insurance proceeds in respect of such Event of Loss, and (ii) sixty (60) days after the date on which such Event of Loss shall be deemed to have occurred, an amount (the "Prepayment Amount") equal to the sum of the following: (a) the unpaid principal amount of the Note; (b) interest accrued thereon to the date of prepayment; (c) 3.0% of such unpaid principal amount, if the Prepayment Amount is payable prior to the first anniversary of the Note; and (d) any and all other amounts then due. The amounts payable in connection with an Event of Loss pursuant to clauses (a), (b) and (c) of the preceding sentence (assuming timely payment of all amounts


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

due from time to time under the Note) are specified in Annex B attached hereto. Upon payment in full of the Prepayment Amount and so long as no Event of Default has occurred and is continuing, the Aircraft shall be released from the security interest of this Agreement. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

      An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Customer shall give Lender prompt written notice thereof and shall, within sixty
(60) days after the occurrence of such Event of Loss, (i) replace the Engine with respect to which such Event of Loss occurred with a similar or better engine of the same make and model number as the Engine suffering the Event of Loss; and (ii) execute such documents and make such filings as Lender may deem desirable or necessary to subject such engine to the lien of this Agreement. Such engine shall be free and clear of all Liens, have a value, utility, and useful life, without regards to hours and cycles, at least equal to, and be in as good an operating condition as, the Engine suffering the Event of Loss, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

Section 5. Security Interest.

      5.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all of the Obligations and in order to induce Lender to enter into this Agreement and make the Loan to Customer in accordance with the terms hereof, Customer hereby assigns, conveys, mortgages, pledges and transfers to Lender, and hereby grants to Lender a first priority security interest in, all Customer's right, title and interest in, to and under the following collateral (collectively, the "Collateral"): (i) the Aircraft,
(ii) the Airframe, (iii) each of the Engines, (iv) the Parts, (v) the Records;
(vi) any charters, leases or management agreements relating to the Aircraft, and
(vii) all Proceeds of the foregoing. Notwithstanding anything to the contrary contained herewith or otherwise, Lender does not by virtue of this Agreement or otherwise assume any obligations, liabilities and/or duties of any kind whatsoever of Customer (and/or of any other Person) under, or with respect to, the Collateral, and Lender shall not be responsible in any way whatsoever for the performance by Customer (and/or by any other Person) of any obligations, liabilities and/or duties of any kind whatsoever in connection with, relating to, or arising under, the Collateral.

      5.2 Lender Appointed as Attorney-in-Fact. Customer hereby appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of Customer and in the name of Customer or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement. Customer hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing, pursuant to such appointment, Lender shall have authority, after the occurrence of an Event of Default, to endorse Customer's name on any checks, notes, drafts or any other payments or instrument relating to the Collateral that come into Lender's possession or control. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Customer for any act or failure to act.

Section 6. Events of Default.

      The term "Event of Default", wherever used herein, shall mean any of the following events or circumstances (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

      (a) Customer shall fail to pay any Obligation within ten (10) days after the same shall become due and payable (whether at the stated maturity, by acceleration or otherwise);

      (b) Customer shall fail to keep in full force and effect any of the insurance required under this Agreement, or shall operate the Aircraft at a time when, or at a place in which, such insurance shall not be in effect;

      (c) Customer shall fail to maintain the Aircraft in accordance and in compliance with this Agreement;

      (d) [INTENTIONALLY LEFT BLANK];

      (e) Customer shall or shall attempt to (except as expressly permitted by the provisions of this Agreement) remove, sell, transfer, charter, convey, pledge, mortgage, encumber, part with possession of, assign or sublet the Aircraft or any part thereof, use the Aircraft for an illegal purpose, or permit the same to occur;

      (f) Customer shall fail to perform or observe any covenant, condition or agreement (other than those specifically referred to in this Section 6) required to be performed or observed by it under this Agreement or in any of the other Loan Documents, and such failure shall continue uncured for thirty (30) days after written notice thereof from Lender to Customer, and for an additional thirty (30) days (except that such additional cure period shall only be available to Customer if and so long as (A) such failure is not curable by practical means within the first thirty day period after notice, but is curable by practical means within such additional thirty (30) day period, and (B) Customer is using due diligence to cure the same within the applicable cure period);

      (g) any representation or warranty made by Customer or Guarantor in this Agreement or any agreement, document or certificate delivered by Customer in connection herewith or pursuant hereto shall prove to have been incorrect, misleading, or inaccurate in any material respect when such representation or warranty was made or given (or, if a continuing representation or warranty, at any time);

      (h) Customer or Guarantor shall (i) generally fail to pay its debts as they became due, admit its inability to pay its debts or obligations generally as they fall due, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws or other insolvency laws, as now or hereafter in effect, or an answer admitting the material allegations of such a petition filed against Customer or Guarantor in any such proceeding; or (ii) by voluntary petition, answer or consent, seek relief under the provisions of any other bankruptcy or other insolvency or similar law providing for the reorganization or liquidation of corporations, or providing for an assignment for the benefit of creditors, or providing for an agreement, composition, extension or adjustment with its creditors;

      (i) a petition against Customer or Guarantor in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or liquidation that may apply to Customer or Guarantor, any court of competent jurisdiction shall assume jurisdiction, custody or control of Customer or Guarantor or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days;

      (j) Guarantor shall fail to be in compliance with any of its Financial Covenants (as defined in the Guaranty);

      (k) any judgment, attachment or garnishment against Customer or Guarantor with respect to aggregate claims in excess of $250,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty
(30) days;

      (l) Customer or Guarantor liquidates or dissolves or sells, transfers, or disposes of all or substantially all of its stock, assets or property, or merges or consolidates with or into any other entity or engages in any form of corporate reorganization, or becomes the subject of, or engages in, a leveraged buy-out, or Customer terminates its existence by merger, consolidation, or sale of substantially all of its assets or otherwise;

      (m) the Person or group of Persons that currently controls fifty percent (50%) or more of the issued and outstanding common stock of Customer as of the date hereof shall no longer continue to control fifty percent (50%) or more of such stock at all times unless such change in control in the ownership of such stock occurs in conjunction with a public offering of such equity securities pursuant to the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended;

      (n) any repudiation of the Guaranty by Guarantor or any allegation or determination that the Guaranty is unenforceable in any material respect; or

      (o) any event or condition set forth in subsections (d) or (f) through (l) and/or (m) of this Section 6 shall occur with respect to Guarantor or other Person responsible, in whole or in part, for payment or performance of the Obligations.

Section 7. Remedies.

      7.1 Termination of Commitment. If an Event of Default specified in Sections 6 (h) or (i) above shall occur, then, and in any such event, the Obligations (including, without limitation, the unpaid principal amount of the Note, together with all accrued but unpaid interest thereon and all other amounts due and payable under or with respect to the Loan Documents) shall become immediately due and payable without any notice or other action by Lender. If any other Event of Default shall occur and be continuing, then, and in any such event, Lender may declare the Obligations to be forthwith due and payable, whereupon the Obligations (including, without limitation, the unpaid principal amount of the Note, together with all accrued but unpaid interest thereon and all other amounts due and payable under or with respect to the Loan Documents), shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding. During the continuance of any Event of Default hereunder, Lender shall have the right to pursue and enforce any of its rights and remedies under this Section 7.

      7.2 Additional Remedies. If an Event of Default shall occur and be continuing, in addition to all other rights and remedies granted to it in this Agreement and in the other Loan Documents, Lender may exercise all rights and remedies of a secured party under the UCC or under any other applicable law. Without limiting the generality of the foregoing, Customer agrees that upon the occurrence of an Event of Default, Lender, without demand or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Customer or any other Person (all and each of which demands and/or notices are hereby expressly waived), may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may sell, lease, assign, give options to purchase or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at such prices as it may deem best. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale, or sales to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Customer, which right or equity of redemption is hereby expressly released. Customer further agrees, at Lender's request, to assemble the Collateral, make it available to Lender at such places as Lender shall reasonably select, whether at Customer's premises or elsewhere. Lender shall apply the net proceeds of any such realization (after deducting all reasonable costs and expenses of every kind incurred in connection therewith) to the payment in whole or in part of the Obligations, in such order and manner as Lender may elect.

      To the extent permitted by applicable law, Customer waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral. Customer agrees that Lender need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Customer shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled hereunder. Any such notification shall be deemed given either (i) five (5) days after being mailed as certified mail, postage prepaid, addressed to Customer at its address set forth in Section 8.2 hereof, or (ii) when delivered, if by hand delivery or delivery by an overnight delivery service, or (iii) when sent by telecopy, with customary confirmation of receipt of such telecopy, on the business day when sent or upon the next business day if sent on other than a business day. Customer also agrees to pay all costs of Lender, including attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of its rights hereunder.

Section 8. Miscellaneous.

      8.1 No Waiver: Cumulative Remedies. No failure or delay on the part of Lender in exercising any right hereunder or under the Note or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No right or remedy in this Agreement or in any of the other Loan Documents is intended to be exclusive but each shall be cumulative and in addition any other remedy referred to herein or otherwise available to Lender at law or in equity. The exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other remedies. No express or implied waiver by Lender of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. After the occurrence of any Event of Default, the acceptance by Lender of any installment of principal and/or interest or of any other sum owing hereunder or under the other Loan Documents shall not constitute a waiver of such Event of Default, regardless of Lender's knowledge or lack of knowledge thereof at the time of acceptance of any such payment, and shall not constitute a reinstatement of this Agreement if Lender has sent Customer a notice of default, unless Lender shall have agreed in writing to reinstate this Agreement and waive the Event of Default. To the extent permitted by law, Customer waives any rights now or hereafter conferred by statute or otherwise that limit or modify any of Lender's rights or remedies under this Agreement.

      8.2 Notices. All notices, requests and demands to or upon any party hereto shall be deemed to have been duly given or made when delivered or when deposited in the United States mail, return receipt requested, first class postage prepaid, addressed to such party as follows, or to such other address as may be hereafter designated in writing by such party to the other party hereto:

      Customer:        Juno Industries, Inc. (d/b/a Hughes Aviation)
                       20 North Orange
                       P.O. Box 2273 Orlando, Florida 32802
                       Attention: Jeff Leonard
                       Telephone: (407) 254-2057
                       Facsimile: (407) 426-8284

      Lender:          SunTrust Leasing Corporation
                       29 W. Susquehanna Avenue
                       4th Floor
                       Towson, Maryland 21204
                       Attention: Mike Powers
                       Telephone: (410) 307-6600
                       Facsimile: (410) 307-6702

      8.3 Payment of Expenses and Taxes: Performance by Lender of Customer's Obligations.

            (a) Customer agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay (i) all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to Lender; (ii) all fees and taxes in connection with the recording of this Agreement or any other document or instrument required hereby; and (iii) all costs and expenses of Lender in connection with the enforcement of this Agreement and the other Loan Documents, including all legal fees and disbursements arising in connection therewith. Customer also agrees to pay, and to indemnify and save Lender harmless from any delay in paying, all taxes, including, without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by Lender with respect to the payments made to Lender hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, that may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement or the other Loan Documents or any modification thereof.

            (b) Customer hereby further agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay, indemnify, defend and hold harmless Lender, its agents, employees, officers, directors, shareholders, Affiliates, successors and assigns (collectively, "SunTrust Parties"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, judgments, suits, demands, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Claims") that may be imposed on, incurred by or asserted against any of the SunTrust Parties, whether or not such SunTrust Party shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of the execution, delivery, enforcement, performance or administration of this Agreement or any of the other Loan Documents, or in any way relating to or arising out of the assertion or enforcement of any manufacturer's, vendor's or dealer's warranties on the Aircraft or any part thereof, the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, management, chartering, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement). Notwithstanding the foregoing, Customer shall not be required to indemnify a SunTrust Party for any Claim to the extent caused by the gross negligence or willful misconduct of such SunTrust Party. The liability of Customer to make indemnification payments pursuant hereto shall, notwithstanding any expiration or other termination (whether voluntary, as the result of any default by Customer of its obligations or duties to SunTrust Parties, or otherwise) of this Agreement, shall continue to exist until such indemnity payments are irrevocably made by Customer in full and received by the SunTrust Parties. If any Claim is made against Customer or any of the SunTrust Parties, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Customer of any obligation hereunder.

            (c) If Customer fails to perform or comply with any of its agreements contained herein and Lender shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Lender incurred in connection with such performance of compliance, together with interest thereon at the Default Rate from the date incurred until reimbursed, shall be payable by Customer to Lender on demand and until such payment shall constitute part of the Obligations secured hereby except to the extent Customer is prejudiced by such failure.

      8.4 Disclaimer. WITHOUT LIMITING THE GENERALITY OF THE TERMS OF THIS AGREEMENT, CUSTOMER AGREES THAT LENDER SHALL NOT BE LIABLE TO CUSTOMER FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR THE USE OF MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO

OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY OF THE SAME OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS, OR PROFITS ALL OF WHICH SHALL BE THE SOLE RISK AND RESPONSIBILITY OF CUSTOMER.

      8.5 Construction of this Agreement and Related Matters. This Agreement and the other Loan Documents constitute the entire understanding and agreement of the parties hereto with respect to the matters contained herein. All representations and warranties made in this Agreement and in the other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loan hereunder. The agreements contained in Section 8.3 hereof shall survive payment of the Obligations. Neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The headings of the Sections hereof are for convenience only, are not part of this Agreement and shall not be deemed to effect the meaning or construction of any of the provisions hereof. This Agreement shall be binding upon and inure to the benefit of Customer and Lender and their respective successors and assigns, except that Customer may not assign or transfer its rights hereunder or any interest herein. This Agreement shall be governed by, and construed and interpreted in accordance with the substantive laws, but not the choice of law rules, of the State of Maryland. This Agreement shall be delivered for closing purposes in Lender's office at 29 W. Susquehanna Avenue, 4th Floor, Towson, Maryland 21204.

      8.6 Jurisdiction. Customer hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Agreement or any of the other Loan Documents may be instituted or brought in the courts of the State of Maryland or the United States Courts for the District of Maryland, as Lender may elect or in any other state or Federal Court as Lender shall deem appropriate, and by execution and delivery of this Agreement, Customer hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. Customer irrevocably consents to service of any summons and/or legal process by first class, certified United States air mail, postage prepaid, to Customer at the address set forth in Section 8.2 hereof, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding. Nothing in this Agreement or in any of the other Loan Documents shall affect the right to service of process in any other manner permitted by law or limit the right of Lender to bring actions, suits or proceedings in the courts of any other jurisdiction. Customer further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

      8.7 Jury Waiver. CUSTOMER HEREBY KNOWINGLY AND FREELY WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING RELATING TO, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

                            (SIGNATURES ON NEXT PAGE)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

SUNTRUST LEASING CORPORATION                JUNO INDUSTRIES, INC.
                                            (d/b/a HUGHES AVIATION)


By:_____________________________            By:_________________________________
Name:                                       Name:
Title:                                      Title:

                                                                       EXHIBIT A

                                   DEFINITIONS

The following terms shall have the following meanings for all purposes of this
Agreement:

      Affiliate shall mean, with respect to either Lender or Customer, as applicable, any affiliated Person controlling, controlled by or under common control with such party, and for this purpose, 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Person, whether through the legal or beneficial ownership of voting securities, by contract or otherwise.

      Aircraft shall mean (i) the Airframe, (ii) the Engines, and (iii) to the extent applicable, the Records.

      Airframe shall mean (i) the Aircraft described in Annex A and shall not include the Engines and (ii) any and all Parts from time to time incorporated in, installed on or attached to the Aircraft and any and all Parts removed therefrom so long as Lender shall retain an interest therein in accordance with the applicable terms of this Agreement after removal from the Aircraft.

      Collateral shall have the meaning set forth in Section 5.1 hereof.

      Engine shall mean (i) each of the engines and the auxiliary power unit described and listed by manufacturer's serial numbers in Annex A hereto and currently installed on the Airframe, whether or not thereafter installed on the Airframe or any other airframe from time to time; (ii) any engine and/or auxiliary power unit that may from time to time be substituted, pursuant to the applicable terms of this Agreement, for an Engine; and (iii) in each case set forth in clauses (i) and (ii) hereof, with any and all Parts incorporated in or installed on or attached to such Engine, and/or engine and/or auxiliary power unit or any and all Parts removed therefrom so long as Lender shall retain an interest therein in accordance with the applicable terms of this Agreement after removal from such Engine.

      Event of Default shall have the meaning set forth in Section 6 hereof.

      Event of Loss with respect to the Aircraft, the Airframe or any Engine shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing ("Requisition of Use"); (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any similar foreign governmental body) having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Customer, prior to the expiration of six-month period, shall have undertaken and, in the opinion of Lender, shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of such property by Customer or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months; (v) with respect to an Engine, the removal thereof from the Airframe for a period of six
(6) consecutive months or longer, whether or not such Engine is operational; or
(vi) an Engine is returned to the manufacturer thereof, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a "Return to Manufacturer"). The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer.

      FAA shall mean the United States Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration and the Department of Transportation, or any Person, governmental department, bureau, authority, commission or agency succeeding the functions of any of the foregoing.

      FAA Counsel shall mean Daugherty, Fowler, Peregrin & Haught, 204 North Robinson, Suite 900, Oklahoma City, Oklahoma 73102, or such other counsel as Lender may designate.

      Federal Aviation Act shall mean Subtitle VII of Title 49 of the United States Code, as amended and recodified.

      GAAP shall mean generally accepted accounting principles in the United States as consistently applied.

      Liens shall mean all liens, charges, security interests, and encumbrances of every nature and description whatever, including, without limitation, rights of third parties under management, pooling, interchange, overhaul, repair or other similar agreements or arrangements.

      Loan Documents shall mean this Agreement, the Note, the Guaranty, the UCC financing statements naming Customer, as debtor, and Lender, as secured party, with respect to the Aircraft and the other Collateral and the other documents securing, evidencing or relating to the Obligations.

      Obligations shall mean: (i) the unpaid principal amount of, and accrued interest on, the Note; and (ii) all other indebtedness, obligations or liabilities under or in respect of this Agreement, the Note or any of the other Loan Documents.

      Parts shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than additions or complete Engines) that may from time to time be incorporated or installed in or attached to the Airframe or any Engine or any and all such appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment removed therefrom so long as Lender shall retain an interest therein in accordance with the applicable terms of this Agreement after removal.

      Person shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, or non-incorporated organization or government or any department or agency thereof, or any other entity of any kind whatsoever.

      Proceeds shall have the meaning assigned to it in the UCC, and in any event, shall include, but not be limited to, any and all rents, payments and other amounts of any kind whatsoever due or payable under or in connection with the Aircraft, including, without limitation, (A) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Customer from time to time with respect to the Aircraft, (B) any and all payments (in any form whatsoever) made or due and payable to Customer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of the Aircraft by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of governmental authority), and (C) any and all other rents or profits or other amounts from time to time paid or payable under or in connection with the Aircraft.

      Records shall mean any and all logs, manuals, certificates and data and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any manufacturer or supplier of the Aircraft (or any part thereof) with respect to the enforcement of warranties or otherwise.

      UCC shall mean the applicable Uniform Commercial Code as then in effect.

                                                                         ANNEX A

                              AIRCRAFT DESCRIPTION

CESSNA 560XL aircraft that consists of the following components:

      (a) Airframe bearing FAA Registration Mark N357WC and manufacturer's serial number 560-5119.

      (b) Two (2) Pratt & Whitney engines Model PW545A bearing manufacturer's serial numbers PCE-DB0244 and PCE-DB0246 (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

      (c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and as may be more particularly described on Schedule A attached hereto and made a part hereof.

      (d) One (1) Honeywell RE-100XL auxiliary power unit bearing manufacturer's serial number 344.

                                                           SCHEDULE A TO ANNEX A

                                    AVIONICS

Honeywell Primus 1000 Integrated Avionics System
3 Tube EFIS
Primus 880 Color Radar
Dual AZ-850Air Data Computer
Single Honeywell Primus 1000 FMS
Dual AHRS
Honeywell AFIS
Meggitt Standby Altitude/Altimeter/Airspeed
Loral/Fairchild A200S CVR
Honeywell EGPWS
Dual Honeywell TR-850 Comms
Dual Honeywell NV-850 Nav Systems
Dual Honeywell DM-850 DME
Dual Honeywell XS-852 Transponders
Dual Color RMU
Honeywell DF-850 ADF
Collins ALT-55 Radar Altimeter
Honeywell TCAS II
Artex 110-4 ELT
Universal TT-3000 Aero-M Satcom
Pro Parts
Power Adv.

                              ADDITIONAL EQUIPMENT
RVSM Certified
8.33 Spacing
FM Immunity
Pulse Light System
Concorde Lead-Acid Battery
RH Landing Gear Control
Data Loader
Long Range Oxygen
CESCOM

                                    INTERIOR

Eight pax leather cabin seating includes forward two place couch. Forward left hand galley with heated coffee and water. Large forward right hand closet. Light gray with navy blue carpet. Externally serviced lavatory.

                                    EXTERIOR

Nordic Gray with Baltic Blue and Empress Blue Stripes

                                                                         ANNEX B

                           Annex B - Casualty Schedule

                                                                    Percent
Period           Date                     Amount                    of Cost
------           ----                     ------                    -------

  1           12/31/2002                 7,958,899.73                103.36
  2            1/31/2003                 7,934,123.70                103.04
  3            2/28/2003                 7,909,260.51                102.72
  4            3/31/2003                 7,884,309.86                102.39
  5            4/30/2003                 7,859,271.44                102.07
  6            5/31/2003                 7,834,144.93                101.74
  7            6/30/2003                 7,808,930.04                101.41
  8            7/31/2003                 7,783,626.44                101.09
  9            8/31/2003                 7,758,233.83                100.76
  10           9/30/2003                 7,732,751.90                100.43
  11          10/31/2003                 7,707,180.32                100.09
  12          11/30/2003                 7,681,518.79                 99.76
  13          12/31/2003                 7,432,783.48                 96.53
  14           1/31/2004                 7,407,693.78                 96.20
  15           2/29/2004                 7,382,515.81                 95.88
  16           3/31/2004                 7,357,249.28                 95.55
  17           4/30/2004                 7,331,893.86                 95.22
  18           5/31/2004                 7,306,449.25                 94.89
  19           6/30/2004                 7,280,915.12                 94.56
  20           7/31/2004                 7,255,291.18                 94.22
  21           8/31/2004                 7,229,577.09                 93.89
  22           9/30/2004                 7,203,772.55                 93.56
  23          10/31/2004                 7,177,877.23                 93.22
  24          11/30/2004                 7,151,890.81                 92.88
  25          12/31/2004                 7,125,812.98                 92.54
  26           1/31/2005                 7,099,643.42                 92.20
  27           2/28/2005                 7,073,381.79                 91.86
  28           3/31/2005                 7,047,027.78                 91.52
  29           4/30/2005                 7,020,581.06                 91.18
  30           5/31/2005                 6,994,041.31                 90.83
  31           6/30/2005                 6,967,408.20                 90.49
  32           7/31/2005                 6,940,681.40                 90.14
  33           8/31/2005                 6,913,860.57                 89.79
  34           9/30/2005                 6,886,945.40                 89.44
  35          10/31/2005                 6,859,935.54                 89.09
  36          11/30/2005                 6,832,830.67                 88.74
  37          12/31/2005                 6,805,630.45                 88.38
  38           1/31/2006                 6,778,334.54                 88.03
  39           2/28/2006                 6,750,942.61                 87.67
  40           3/31/2006                 6,723,454.32                 87.32
  41           4/30/2006                 6,695,869.34                 86.96

                                                                         ANNEX B

                           Annex B - Casualty Schedule

                                                                    Percent
Period           Date                     Amount                    of Cost
------           ----                     ------                    -------

  42           5/31/2006                 6,668,187.31                 86.60
  43           6/30/2006                 6,640,407.90                 86.24
  44           7/31/2006                 6,612,530.78                 85.88
  45           8/31/2006                 6,584,555.58                 85.51
  46           9/30/2006                 6,556,481.98                 85.15
  47          10/31/2006                 6,528,309.61                 84.78
  48          11/30/2006                 6,500,038.14                 84.42
  49          12/31/2006                 6,471,667.22                 84.05
  50           1/31/2007                 6,443,196.50                 83.68
  51           2/28/2007                 6,414,625.62                 83.31
  52           3/31/2007                 6,385,954.23                 82.93
  53           4/30/2007                 6,357,181.98                 82.56
  54           5/31/2007                 6,328,308.52                 82.19
  55           6/30/2007                 6,299,333.49                 81.81
  56           7/31/2007                 6,270,256.52                 81.43
  57           8/31/2007                 6,241,077.27                 81.05
  58           9/30/2007                 6,211,795.38                 80.67
  59          10/31/2007                 6,182,410.47                 80.29
  60          11/30/2007                 6,152,922.20                 79.91